UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

Banzai International, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39826	85-3118980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Eriksen Ave Suite 250
Bainbridge Island, Washington 98110
(Address of Principal Executive Offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (206) 414-1777
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BNZI	The Nasdaq Capital Market
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $5,750	BNZIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

On April 28, 2026, certain stockholders of Banzai International, Inc. (the “Company”) who collectively held approximately 40.52% of the voting power of the Company, approved an amendment to the Company’s Certificate of Incorporation, as amended and restated (the “COI”), to effect a reverse stock split (the “Reverse Stock Split”) of the Company’s outstanding Class A Common Stock, par value $0.0001 par value (the “Class A Common Stock”) and Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock,” together with the Class A Common Stock, the “Common Stock”), at a ratio of 1-for-20.

On April 28, 2026, the Company filed a Certificate of Amendment to its COI with the Secretary of State of Delaware (the “Certificate of Amendment”), for the Reverse Stock Split at a ratio of 1-for-20. Commencing on May 8, 2026, trading of the Class A Common Stock will continue on The Nasdaq Capital Market, but on a Reverse Stock Split-adjusted basis.

As a result of the Reverse Stock Split, every twenty shares of Common Stock will be combined into one share of the respective class of Common Stock and the total number of shares of Class A Common Stock and Class B Common Stock outstanding will be reduced from 22,910,282 and 677,118 shares, to 1,145,515 and 33,856 shares, respectively. No fractional shares will be issued in connection with the Reverse Stock Split, and no stockholder will receive cash in lieu thereof. Any fractional shares that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to a whole share.

Trading of the Class A Common Stock on The Nasdaq Capital Market on a split-adjusted basis is expected to begin on May 8, 2026. The Class A Common Stock will continue to be traded under the symbol BNZI. A new CUSIP number has been issued for the Class A Common Stock (06682J605) to replace the old CUSIP number (06682J407). The Company’s stockholders should not send their stock certificates to the Company. Stockholders will be notified by the Company’s transfer agent, Continental Stock Transfer & Trust, regarding the process for exchanging existing stock certificates representing pre-split shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

The above description of the Certificate of Amendment and the Reverse Stock Split is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

The description of the Certificate of Amendment and the Reverse Stock Split set forth in Item 3.03 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events.

On May 6, 2026, the Company distributed a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on April 28, 2026)
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2026

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph Davy
Joseph Davy
Chief Executive Officer